Exhibit 32.1

Written Statement of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of Central European Distribution Corporation (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-K of the Company for the fiscal year ended December 31, 2005, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 14, 2006

By:	/s/ William V. Carey
William V. Carey
Chairman, President and Chief Executive Officer